EXHIBIT 99.3

GSAA 2005-2 -- TERMSHEET AND PRELIM PRICE GUIDANCE
$482.667mm
GS lead manager/books

Class    S&P/Moodys   Size(mm) Clt.Grp  Cr.Spt  AvL    Prin.Wndw     Guidance
 1A-2    [AAA]/Aaa     10.005    I      19.90   2.24   02/05-12/11   1mL+30a
 2A-1    [AAA]/Aaa    191.715    II     19.90   1.00   02/05-04/07   1mL+13a
 2A-2    [AAA]/Aaa     58.104    II     19.90   3.00   04/07-08/09   1mL+23a
 2A-3    [AAA]/Aaa     48.912    II     19.90   6.19   08/09-12/11   1mL+35a
 M-1     [AAA]/Aa1     17.425    ALL    16.40   4.85   08/08-12/11   1mL+43a
 M-2     [AA+]/Aa2     15.433    ALL    13.30   4.78   06/08-12/11   1mL+45a
 M-3     [AA+]/Aa3      8.712    ALL    11.55   4.74   06/08-12/11   1mL+50a
 M-4     [AA]/A1        8.712    ALL     9.80   4.71   05/08-12/11   1mL+70a
 M-5     [AA-]/A2       8.712    ALL     8.05   4.69   04/08-12/11   1mL+75a
 M-6     [A+]/A3        7.468    ALL     6.55   4.68   03/08-12/11   1mL+85a
 B-1     [A]/Baa1       6.223    ALL     5.30   4.66   03/08-12/11   1mL+135a
 B-2     [BBB+]/Baa2    6.223    ALL     4.05   4.66   03/08-12/11   1mL+145a
 B-3     [BBB]/Baa3     4.979    ALL     3.05   4.64   02/08-12/11   1mL+235a

Expected Deal Timing:
Intex preprice - available
Launch/Price - week of 1/10
Settle - 1/28

Termsheet - Attached

Disclaimer:

This material has been prepared specifically for you and contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind.